Exhibit 10.2
EXECUTION COPY
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE ACT OR (II) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
NXSTAGE MEDICAL, INC.
WARRANT TO PURCHASE SHARES
OF COMMON STOCK
July 22, 2010
Warrant No. W-[     ]
     THIS CERTIFIES THAT, for value received, DaVita Inc., a Delaware corporation, is entitled to subscribe for and purchase up to a maximum of 5,500,000 shares (subject to vesting pursuant to Section 2 and adjustment pursuant to Section 5 hereof, the “Shares”) of fully paid and nonassessable common stock, par value $0.001 per share (“Common Stock”), of NxStage Medical, Inc., a Delaware corporation (the “Company”), at the price of $14.22 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 5 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions set forth herein and in the First Amended and Restated National Service Provider Agreement — Chronic Outpatient Therapy dated as of even date herewith, including any exhibit and schedule attached thereto (collectively, the “Chronic Outpatient Therapy Agreement”), by and between the Company and the holder of this Warrant. As used herein, the term “Date of Grant” means July 22, 2010. As used herein, the term “Warrant” shall be deemed to include any warrants issued in exchange or upon transfer or partial exercise of this Warrant unless the context clearly requires otherwise. Terms not otherwise defined herein shall have the meaning ascribed to them in the Chronic Outpatient Therapy Agreement.
     1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, for any Shares to which the holder of this Warrant has vested pursuant to Section 2, at any time and from time to time from the Date of Grant until the earlier of (a) June 30, 2013, with respect to Shares to which the holder of this Warrant has vested pursuant to Section 2 based on the achievement of Customer Growth Level Targets and/or NxStage Growth Level Targets as of June 30, 2011 and June 30, 2012 (including the applicable Customer Growth Level Targets for the twelve-month period ended June 30, 2011 deemed to be achieved as of June 30, 2012 pursuant to the Curing Provision), and (b) December 31, 2013, with respect to Shares to which the holder of this Warrant has vested pursuant to Section 2 based on the achievement of Customer Growth Level Targets and/or NxStage Growth Level Targets as of June 30, 2013 (including the applicable Customer Growth Level Targets for the twelve-month period ended June 30, 2012 deemed to be achieved as of June 30, 2013 pursuant to the Curing Provision).

Notwithstanding the foregoing, this Warrant shall not be exercisable for any Shares to which the holder of this Warrant has not vested pursuant to Section 2 below.
     2. Vesting Schedule. The Shares represented by this Warrant shall become vested and exercisable, in each case subject to expiration pursuant to Section 1 above and adjustment pursuant to Section 5 below, as set forth in Schedule B-5 attached to the Chronic Outpatient Therapy Agreement (“Schedule B-5”).
     3. Method of Exercise; Payment; Issuance of New Warrant. Subject to Sections 1 and 2 hereof, the purchase right represented by this Warrant with respect to any vested and exercisable Shares may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed) at the principal office of the Company and by the payment in cash to the Company, by certified or bank check, or by wire transfer of immediately available funds to an account designated by the Company in an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. As soon as practicable after the exercise of this Warrant and in any event within five (5) Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the holder, or delivered as the holder may direct to a broker or other persons, a certificate or certificates for the number of Shares to which the holder shall be entitled on such exercise. In lieu of delivering physical certificates for the Shares issuable upon any exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and that any legend upon the certificates for the Shares shall have been removed pursuant to Section 11 below, upon request of the holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such Shares by crediting the account of the holder’s broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time limitations herein as for stock certificates shall apply).
     4. Stock Fully Paid; Reservation of Shares; Authority. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon exercise of such rights in accordance with the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company has all requisite corporate power and authority and has taken all necessary corporate action to issue this Warrant and, upon exercise of this Warrant, the Shares, and to carry out and perform its obligations hereunder. The execution, delivery and performance of this Warrant constitute the valid and binding obligations of the Company, enforceable in accordance with its terms.
     5. Adjustments for Dividends, Distributions, Subdivisions, Combinations and Reclassifications. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Shares or other securities purchasable pursuant hereto upon exercise of this Warrant immediately after such adjustment shall be determined at a Warrant Price per share obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
     6. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or other entity of any kind (each a “Person”), in which the Company is not the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) a majority of the Company’s Common Stock is acquired by a third party in one or a series of related transactions, (iv) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (v) the Company effects any reclassification or reorganization of the Common Stock or any share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 5 above) (any such case in (i) through (v) above, a “Fundamental Transaction”), then the holder shall have the right thereafter to purchase, upon exercise of this Warrant with respect to the Shares, if any, that are vested and exercisable immediately prior to the Fundamental Transaction (“Vested Shares”), in lieu of such Vested Shares issuable upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Vested Shares then issuable upon exercise in full of this Warrant pursuant to the terms herein (the “Vested Alternate Consideration”). Any Shares that shall have not become vested and exercisable immediately prior to the Fundamental Transaction shall continue to vest, if at all, pursuant to Section 2 hereof and Schedule B-5, and the holder shall have the right to purchase upon exercise of this Warrant with respect to that number of Shares that become vested and exercisable after the Fundamental Transaction, pursuant to Section 2 hereof and Schedule B-5 (“Subsequently Vested Shares”), in lieu of such Subsequently Vested

Shares issuable upon exercise of this Warrant, the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Subsequently Vested Shares then issuable upon exercise of this Warrant pursuant to the terms herein (“Subsequently Vested Alternate Consideration”, and, together with the Vested Alternate Consideration, “Alternate Consideration”). In any such case appropriate provision (as determined in good faith by the Board of Directors of the Company) shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price pursuant to Section 5 above) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Alternate Consideration deliverable upon the exercise hereof. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity (if other than the Company) or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder, such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The aggregate Warrant Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Warrant Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration, if applicable. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction (the “Transaction Consideration”), then the holder shall be given the same choice as to the Transaction Consideration it receives upon any exercise of this Warrant in accordance with the terms and conditions herein following such Fundamental Transaction. At the holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the holder a new Warrant consistent with the foregoing provisions and evidencing the holder’s right to purchase the Alternate Consideration for the aggregate Warrant Price upon exercise thereof. The foregoing provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, spin-offs, or dispositions of assets.
     7. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief executive officer, chief financial officer or any vice president setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 16 hereof, by first class mail, postage prepaid) to the holder of this Warrant at the holder’s last address for receipt of notice provided under Section 16.
     8. Notice of Corporate Action. If at any time: (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the

Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, except if such notice or contents thereof shall be deemed to constitute material non-public information of the Company, the Company shall give to the holder of the Warrant at the holder’s last address for receipt of notice provided under Section 16 (i) at least five Business Days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least five Business Days’ prior written notice of the date when the same shall take place; provided, however, that failure to deliver such notice or any defect therein shall not affect the legality or validity of the event or transaction required to be described in such notice pursuant to this Section 8. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.
     9. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.
     10. Charges, Taxes and Expenses. Issuance of any certificates for Shares shall be made without charge to the holder for any issue tax or other incidental expense that may be payable in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder; provided, however, that the Company shall not be required to pay any tax or incidental expense that may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than the holder. The holder shall pay any applicable transfer taxes and incidental expenses.
     11. Compliance with Securities Act; No Assignment or Transfer.
     The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof, are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws. The Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. This Warrant and all

Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE ACT OR (II) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. For the avoidance of doubt, without limiting the Company’s obligations set forth in that certain Registration Rights Agreement dated as of the date hereof, by and between the Company and the holder, the holder acknowledges that the Shares issued upon exercise of the Warrant at any time will be unregistered securities to the extent such Shares are not registered under an applicable registration statement.
In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:
          (1) The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.
          (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.
          (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.
          (4) The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.
     12. Limitation on Beneficial Ownership.
          (a) Notwithstanding anything to the contrary contained in this Warrant, while the parties hereto acknowledge that the full exercise of this Warrant, if at all, for the maximum of 5,500,000 Shares (subject to adjustment pursuant to Section 5 hereof) would equal only approximately 11% of the Company’s outstanding shares of Common Stock as of the date hereof, for the avoidance of doubt, this Warrant shall not be exercisable by the holder to the extent that, if exercisable by the holder, the holder and/or any of its Affiliates would beneficially own in excess of 19.90% of the total number of outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) (such potential ownership percentage in excess of 19.90%, the “Potential Excess Ownership”). For the purposes of this Section 12, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. No prior inability to exercise this Warrant pursuant to this Section 12 shall have any effect on the applicability of the provisions of this Section 12 with respect to any subsequent determination of exercisability. The limitations contained in this Section 12 shall apply to any successor or permitted transferee or assign of the holder of this Warrant pursuant to Section 13 hereof. The holders of Common Stock shall be third party beneficiaries of this Section 12 and the Company may not waive this Section 12 without the consent of the holders of a majority of shares of Common Stock.
     (b) Subject to Section 12(a) above, if any attempted exercise by the holder of this Warrant would result in any Potential Excess Ownership, the Company will use its commercially reasonable efforts to seek approval of the Company’s stockholders of such attempted exercise pursuant to the Nasdaq Market Rule 5635(d) as soon as reasonably practicable; provided, however, that if the Company’s stockholders do not approve such attempted exercise, the holder shall not exercise this Warrant to the extent that such exercise would result in any Potential Excess Ownership pursuant to Section 12(a) above.
     13. Successors and Assigns. Neither this Warrant nor any of the rights hereunder shall be assignable or transferable in whole or in part except that the holder may transfer this Warrant to an Affiliate of the holder, provided that, as a condition to such transfer, the transferee shall (a) furnish to the Company written notice of such transfer and (b) agree in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Warrant. Any assignment or transfer of this Warrant or any of the rights hereunder in violation of the provisions of this Warrant shall be null and void. Subject to applicable securities laws and the provisions of this Warrant, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of holder.
     14. Rights as Stockholders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     15. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the entity against which enforcement of the same is sought.
     16. Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed delivered (a) two Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, in each case to the intended recipient as set forth below:
     If to the Company, at 439 South Union Street, 5th Floor, Lawrence, MA 01843, Attention: President, with a copy to the General Counsel, or at such other address or addresses as may have been furnished in writing by the Company to the holder, with a copy (which shall not constitute notice) to Sam Zucker, Esq., O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, California 94025; and if to the holder, at DaVita Inc., 15253 Bake Parkway, Irvine, CA 92618, Attention: Vice President Purchasing, with a copy to the General Counsel, at DaVita Inc., 601 Hawaii Street, El Segundo, CA 90245, or at such other address or addresses as may have been furnished in writing by the holder to the Company.
     Either party may give any notice, request, consent or other communication under this Warrant using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the other party. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 16.
     17. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an affidavit and indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
     18. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
     19. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
     20. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be valid, legal and enforceable under all applicable laws and regulations. If, however, any provision of this Warrant shall be invalid, illegal or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed to be so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Warrant or the validity, legality or enforceability of such provision in any other jurisdiction.
     21. Entire Agreement; Modification. This Warrant and Schedule B-5 constitute the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter. In the event of a conflict between the terms of this Warrant and Schedule B-5, the terms of Schedule B-5 shall govern.
     22. Definitions.
     “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended.
     “Business Day” shall mean a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.
     “Trading Day” shall mean a day on which there is trading on the principal stock exchange on which the Common Stock is then traded.

     IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

NXSTAGE MEDICAL, INC.

By:
Name: Jeffrey H. Burbank
Title: President, Chief Executive Officer

DAVITA INC.

By: Name:
Title:
[Signature Page to Warrant]

Exhibit A
Notice of Exercise
The undersigned hereby elects to purchase                      shares of Common Stock of the Company pursuant to Section 3 of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.
Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)
The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

Dated: